Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                            ADEPT TECHNOLOGY, INC.;

                          BYE/OASIS ENGINEERING, INC.;

                             DONALD R. BRINER; AND

          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                                 June 28, 1999


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                               TABLE OF CONTENTS
                                                                            Page

INDEX OF EXHIBITS ..........................................................  iv

ARTICLE I THE MERGER .......................................................   1

   1.1      The Merger .....................................................   1
   1.2      Effective Time of the Merger ...................................   2
   1.3      Effect of the Merger ...........................................   2
   1.4      Articles of Incorporation; Bylaws ..............................   2
   1.5      Directors and Officers .........................................   2
   1.6      Effect on Capital Stock ........................................   2
   1.7      Dissenting Shares ..............................................   5
   1.8      Exchange of Certificates .......................................   5
   1.9      No Further Ownership Rights in Company Common ..................   6
   1.10     Lost, Stolen or Destroyed Certificates .........................   6
   1.11     Tax and Accounting Consequences ................................   6
   1.12     Taking of Necessary Action; Further Action .....................   6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................   7

   2.1      Organization ...................................................   7
   2.2      Capital Structure ..............................................   7
   2.3      Obligations With Respect to Capital Stock ......................   8
   2.4      Subsidiaries ...................................................   8
   2.5      Authority ......................................................   8
   2.6      Financial Statements ...........................................   9
   2.7      Accounts Receivable ............................................   9
   2.8      Business Changes ...............................................  10
   2.9      Title of Properties; Absence of Liens and Encumbrances;
            Condition of Equipment .........................................  12
   2.10     Tax and Other Returns and Reports ..............................  13
   2.11     Restrictions on Business Activities ............................  15
   2.12     Intellectual Property ..........................................  15
   2.13     Agreements, Contracts and Commitments ..........................  19
   2.14     Employees; Compensation ........................................  20
   2.15     Employee Matters and Benefit Plans .............................  20
   2.16     Business Practices .............................................  24
   2.17     Interested Party Transactions ..................................  25
   2.18     Compliance with Law; Governmental Authorization ................  25
   2.19     Litigation .....................................................  25
   2.20     Insurance ......................................................  25
   2.21     Bank Accounts ..................................................  26
   2.22     Environmental Matters ..........................................  26

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   2.23     Brokers and Finders ............................................  27
   2.24     Certain Advances ...............................................  27
   2.25     Minute Books; Books and Records ................................  27
   2.26     Product Warranties; Defects; Liabilities .......................  27
   2.27     Year 2000 Compliance ...........................................  27
   2.28     No Changes In Equity Interests .................................  28

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT .......................  28

   3.1      Organization of Parent .........................................  28
   3.2      Authority ......................................................  28
   3.3      Parent Common Shares ...........................................  29
   3.4      SEC Documents; Parent Financial Statements .....................  29
   3.5      No Material Adverse Change .....................................  30
   3.6      Brokers' and Finders' Fees .....................................  30

ARTICLE IV SECURITIES ACT COMPLIANCE; REGISTRATION .........................  30

   4.1      Securities Act Exemption .......................................  30
   4.2      Stock Restrictions .............................................  30
   4.3      Registration ...................................................  31

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS ........................  31

   5.1      Conduct of Business of the Company .............................  31

ARTICLE VI ADDITIONAL AGREEMENTS AND COVENANTS .............................  33

   6.1      Shareholder Approval ...........................................  33
   6.2      Access to Information ..........................................  34
   6.3      Confidentiality ................................................  34
   6.4      Public Disclosure ..............................................  34
   6.5      Consents .......................................................  34
   6.6      Affiliate Agreements ...........................................  35
   6.7      Legal Conditions to the Merger .................................  35
   6.8      Blue Sky Laws ..................................................  35
   6.9      Best Efforts; Additional Documents and Further Assurances ......  35
   6.10     Notification of Certain Matters ................................  35
   6.11     Employment Agreements ..........................................  36
   6.12     Non-competition Agreements .....................................  36
   6.13     Implementation of Representations and Warranties ...............  36
   6.14     Form S-8 .......................................................  36
   6.15     Nasdaq National Market Listing .................................  36
   6.16     No Solicitation  ...............................................  36
   6.17     Termination of 401(k) Plan .....................................  37

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   6.18     Reorganization .................................................  37
   6.19     Pooling Accounting .............................................  37
   6.20     Director Indemnification .......................................  37
   6.21     Employee Benefit Plans .........................................  37

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW .............  38

   7.1      Survival of Representations and Warranties .....................  38
   7.2      Escrow Arrangements ............................................  38

ARTICLE VIII LIMITATION OF LIABILITY .......................................  47

   8.1      Limitation .....................................................  47

ARTICLE IX CONDITIONS PRECEDENT ............................................  47

   9.1      Conditions to Obligations of Each Party to Effect the Merger ...  47
   9.2      Additional Conditions to Obligations of the Company ............  48
   9.3      Additional Conditions to the Obligations of Parent .............  49

ARTICLE X TERMINATION, AMENDMENT AND WAIVER ................................  51

   10.1     Termination ....................................................  51
   10.2     Effect of Termination ..........................................  52
   10.3     Amendment ......................................................  52
   10.4     Extension; Waiver ..............................................  52

ARTICLE XI GENERAL .........................................................  53

   11.1     Notices ........................................................  53
   11.2     Expenses .......................................................  54
   11.3     Interpretation .................................................  54
   11.4     Counterparts ...................................................  54
   11.5     Entire Agreement; Assignment ...................................  55
   11.6     Severability ...................................................  55
   11.7     Other Remedies .................................................  55
   11.8     Governing Law ..................................................  55
   11.9     Rules of Construction ..........................................  55
   11.10    Specific Performance ...........................................  55

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                               INDEX OF EXHIBITS

Exhibit         Description
-------         -----------

Exhibit A       Articles of Merger
Exhibit B       Form of Investment Representation Statement
Exhibit C       Registration Rights Agreement
Exhibit D       Form of Affiliate Agreement
Exhibit E       Form of Employment Agreements
Exhibit F       Form of Noncompetition Agreement
Exhibit G       Escrow Fund Allocation
Exhibit H       Form of Legal Opinion, Counsel to Parent
Exhibit I       Form of Legal Opinion, Counsel to the Company

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                               INDEX OF SCHEDULES

Schedule            Description
--------            -----------
2.2                 Capital Structure
2.2(a)              Issued and outstanding shares of Company Common Stock
2.2(b)              Outstanding Rights to Acquire Securities of the Company
2.3(a)              Obligations With Respect to Capital Stock
2.5                 Authority
2.7                 Accounts Receivable
2.8                 Business Changes
2.9(a)              Title of Properties
2.9(c)              Equipment
2.10                Tax Returns an Audits
2.12(b)             Company Registered Intellectual Property
2.12(c)             Title to Company Intellectual Property
2.12(d)             Ownership of Intellectual Property
2.12(e)             Licenses  and other  transfers of Intellectual Property from the Company
2.12(f)             Licenses and other transfers of Intellectual Property to the
                    Company
2.12(g)             Infringement
2.12(i)             Invention Assignment and Non-Disclosure Agreement
2.12(j)             Dispute Over Payments
2.12(k)             Pending Claims Over Intellectual Property
2.12(l)             Restrictions on Intellectual Property
2.12(m)             Violations of Law or Regulations
2.13                Agreements, Contracts and Commitments
2.14                Employees and Compensation
2.15                Employee Matters and Benefit Plans
2.15(b)             Schedule
2.15(d)             Employee Plan Compliance
2.15(e)             Pension Plans
2.15(g)             No Post-Employment Obligations
2.15(h)(i)          No Violation
2.15(h)(ii)         Excess Parachute Payments
2.17                Interested Party Transactions
2.18                Compliance with Law; Governmental Authorization
2.19                Litigation
2.20                Insurance
2.21                Bank Accounts
2.23                Brokers and Finders
2.26                Product Warranties; Defects; Liabilities

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6.6                 Affiliates
6.7                 Individuals Entering Employment Agreements
6.12                Non-competition Agreements

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 28, 1999, by and among Adept Technology, Inc., a California corporation ("Parent"); BYE/OASIS Engineering, Inc., a Texas corporation (the "Company"); Donald R. Briner as Securityholder Agent; and Chase Manhattan Bank and Trust Company, National Association, as Escrow Agent.

                                    RECITALS

         A. The Boards of Directors of each of the Company and Parent, believe it to be in the best interests of each such company and each such company's respective shareholders that the Company and Parent combine into a single company through the statutory merger of Company with and into the Parent (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, all the outstanding shares of Common Stock of the Company ("Company Common") will be converted into shares of Common Stock of Parent ("Parent Common"), at the rate determined herein.

         C. A portion of the shares of Parent Common otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

         D. The Company and Parent, desire to make certain representations and other agreements in connection with the Merger.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Merger Articles"), the applicable provisions of the Business Corporation Act of the State of Texas ("Texas Law") and the California Corporations Code, Company shall be merged with and into Parent, the separate corporate existence of Company shall cease, and the Parent shall continue as the surviving corporation. Parent as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Texas Merger Articles with the Secretary of State of the State of Texas and California Merger Articles (sometimes referred to collectively herein as the "Merger Articles") with the Secretary of State of California (and any other certificates which may be deemed necessary) in accordance with the relevant provisions of Texas Law and California Law (the time at which both the Texas Merger Articles and the California Merger Articles have been so filed (or such later time as may be agreed in writing by the Company and Parent and specified in the Merger Articles) being the "Effective Time"). Unless this Agreement is earlier terminated pursuant to Article X, the closing of the Merger (the "Closing") will take place as promptly as practicable after all conditions precedent to the obligations of the parties hereto have been satisfied or waived, but in no event earlier than July 1, 1999 at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is referred to herein as the "Closing Date".

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights, privileges, powers, and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company shall become the debts, liabilities, and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws.

            (a) The Articles of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided in California Law and such Articles of Incorporation.

            (b) The Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case to serve until their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger, and without any action on the part of the holder of any of the issued and outstanding shares of Company Common:

            (a) Cancellation of Parent-Owned and Company-Owned Stock. All shares of Company Common that are owned directly or indirectly by the Company or any subsidiary of the Company, or by Parent or any subsidiary of Parent, shall be cancelled and extinguished, and no stock of Parent or other consideration shall be delivered in exchange therefor.

            (b) Conversion of Company Common.

               (i) Other than shares to be cancelled pursuant to Section 1.6(a) above, Dissenting Shares (as defined in Section 1.7(a) below), and fractional shares, if any, as provided in Section 1.6(g) below, each share of Company Common issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted automatically, without any action on the part of the holder thereof, into the right to receive 0.7017454 shares of Parent Common (the "Exchange Ratio"), upon surrender in the manner provided in Section 1.8 hereof of the certificate(s) representing such shares of Company Common.

               (ii) In addition to any adjustment required pursuant to Section 1.6(f) hereof, the Exchange Ratio shall be adjusted at the Closing as follows:

                  (A) If Third Party Expenses (as defined in Section 11.2) exceed $400,000, the Exchange Ratio shall be reduced by an amount determined by dividing (i) the aggregate number of shares of Company Common outstanding immediately prior to the Closing, assuming conversion or exercise of all outstanding securities convertible into or exercisable for shares of the Company's capital stock (the "Aggregate Company Common") into (ii) the amount determined by dividing $6.50 into the amount by which Third Party Expenses exceed $400,000.

                  (B) If Third Party Expenses are less than $400,000, the Exchange Ratio shall be increased by an amount determined by dividing (i) the Aggregate Company Common into (ii) the amount determined by dividing $6.50 into the amount by which Third Party Expenses are less than $400,000.

               (iii) At the Closing, the Company shall deliver to Parent a certificate of its Chief Financial Officer, certifying the amount of Third Party Expenses incurred by the Company in connection with the Merger. Any inaccuracy or misstatement of Third Party Expenses in such certificate shall be deemed a breach of a representation by the Company, subject to recovery by Parent of any Losses (as defined in Section 7.2(a)) in accordance with the terms of Article VII hereof.

               (iv) Of the total shares of Parent Common issued pursuant to this
Section 1.6(b), ten percent (10%) shall be subject to the escrow (the "Escrow") established pursuant to Article VII below (with fractional shares as to any holder of Company Common to be rounded down to a whole share) (the "Escrow Amount").

            (c) Stock Options. At the Effective Time, all options to purchase Company Common (each, a "Company Option") then outstanding under the Company's 1997 Stock Option Plan or otherwise (the "Option Plan") (whether or not exercisable and whether or not vested), or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below:

               (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements, governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting or repurchase rights relating thereto), except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common equal to the product of the number of shares of Company Common that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as adjusted in accordance with Sections 1.6(b)(ii)(A) and 1.6(b)(ii)(B)), rounded down to the nearest whole number of shares of Parent Common and (B) the per share exercise price for the shares of Parent Common issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (as adjusted in accordance with Sections 1.6(b)(ii)(A) and 1.6(b)(ii)(B)), rounded up to the nearest whole cent.

               (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

             (d) Stock Subject to Repurchase. All shares of Parent Common which are issued in the Merger in exchange for shares of Company Common which, under applicable stock purchase, stock restriction, or similar agreements with the Company, are unvested or subject to a repurchase option or other condition of forfeiture which by its terms does not terminate due to the Merger ("Company Restricted Stock"), will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with an appropriate legend.

             (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common or Company Common), reorganization, recapitalization, or other like change with respect to Parent Common or Company Common occurring after the date hereof and prior to the Effective Time. If at the Effective Time, the Company shall have outstanding or subject to option or similar right more shares or fewer shares of Company Common than contemplated to be outstanding or subject to option or similar right as set forth in the representations and warranties of the Company in Section 2.2, then, at the election of Parent or Company, respectively, and notwithstanding any other provision hereof, and without limiting any of other rights hereunder, the Exchange Ratio shall be adjusted downward or upward, as the case may require, to a ratio that would result in an aggregate number of shares of Parent Common to be issued by Parent in the Merger equal to the aggregate number of shares of Parent

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Common to be issued by Parent in the Merger  that would  have  resulted  if such representation and warranty had been true at the Effective Time. Except as provided herein, no change in the outstanding shares of Company Common or option or similar right to acquire shares of Company Common shall result in any adjustment in the Exchange Ratio.

            (f) Fractional Shares. No fractional shares of Parent Common shall be issued, but in lieu thereof, each holder of shares of Company Common who would otherwise be entitled to receive a fraction of a share of Parent Common (after aggregating all fractional shares of Parent Common to be received by such holder) shall be entitled to receive from Parent a whole share of Parent Common.

         1.7 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of the Company's capital stock held by a holder ("Dissenting Shareholder") who has demanded and perfected dissenter's rights for such shares in accordance with Article 5.12 of Texas Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights, shall not be converted into Parent Common pursuant to Section 1.6(b), and the holder thereof shall only be entitled to such rights as are granted by Texas Law.

            (b) Notwithstanding the provisions of Section 1.7(a) above, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common to which such Dissenting Shareholder is then entitled under this Agreement and Texas Law, without interest thereon and upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demands of the Company to purchase any shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to Texas Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under Texas Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to such demands or offer to settle or settle any such demands.

         1.8 Exchange of Certificates.

            (a) Surrender of Certificates for Company Common Stock. At the Closing, each Shareholder shall deliver or cause to be delivered to Parent all certificates representing the shares of Company Common held by each Shareholder, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

            (b) Delivery of Certificates for Parent Common Stock. Subject to delivery of the certificates representing the shares of Company Common held by the Shareholders, Parent shall deliver to the Shareholders certificates registered in such Shareholder's name as set forth in Exhibit

G, and on behalf of the holders of Company Common, Parent shall deposit into the Escrow that number of shares of Parent Common equal to the Escrow Amount out of the aggregate number of shares of Parent Common otherwise issuable pursuant to
Section 1.6(b). The portion of the Escrow Amount contributed on behalf of each holder of Company Common shall be in proportion to the aggregate number of shares of Parent Common which such holder would otherwise be entitled to receive under Section 1.6(b) by virtue of ownership of outstanding shares of Company Common immediately prior to the Effective Time.

            (c) No Liability.  Notwithstanding  anything to the contrary in this
Section 1.8, none of the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common or Company Common for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.9 No Further Ownership Rights in Company Common. All Parent Common delivered upon the surrender for exchange of Certificates representing shares of Company Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common shall have been lost, stolen, or destroyed, ChaseMellon Shareholder Services, LLC shall issue in exchange for such lost, stolen, or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen, or destroyed.

         1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling-of-interests.

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Parent, the officers and directors of the Company and the Parent shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent, subject to the specific exceptions disclosed in the disclosure letter and schedules thereto (each referencing the appropriate section numbers of this Article II as to which an exception exists) delivered by the Company to Parent and dated as of the date hereof (the "Company Schedules"), as follows:

         2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties, operations, obligations, or liabilities (fixed or contingent) ("Material Adverse Effect") of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws"), each as currently in effect, to counsel for Parent.

         2.2 Capital Structure. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common, of which 1,026,013 shares are issued and outstanding. The Company has no Preferred Stock authorized, issued, or outstanding. All outstanding shares of Company Common are, and any shares of Company Common issuable upon exercise of any outstanding options to acquire Company Common will be, duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights created by statute, the Articles, or any agreement to which the Company is a party or is bound. All outstanding Company Common and all other outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws. Schedule 2.2(a) sets forth a complete and accurate list of all issued and outstanding shares of Company Common, identifying the registered holder thereof, the price paid for such securities, the acquisition date (if known to the Company), and the number of shares, if any, subject to the Company's repurchase option (or similar vesting terms) as of the date of this Agreement. The Company has reserved 600,000 shares of Company Common for issuance to employees and consultants pursuant to the Option Plan, of which 68,897 shares subject to Company Options issued under the Option Plan have been exercised, of which Company Options to acquire 264,103 shares of Company Common are outstanding and unexercised, and of which 267,000 shares remain available for future option grants. Schedule 2.2(b) sets forth each outstanding option, warrant, or similar right to acquire any securities of the Company, the name of the holder thereof, the number and class of shares subject thereto, the exercise price, the number of shares or amount of securities as to which such option is exercisable as of the date of this Agreement, the vesting terms of such option, and, if the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement, an indication of such acceleration. No repricing of options has taken place since the Company's incorporation. Schedule 2.2 shall be updated and delivered to Parent in final form immediately prior to the Closing.

         2.3 Obligations With Respect to Capital Stock.

            (a) Except as set forth in Schedule 2.2, the Company has no commitment or obligation of any character, either firm or conditional, written or oral, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any shares of the capital stock or other securities of the Company. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of the Company. Except as set forth in Schedule 2.2, there are no securities of the Company issued, reserved for issuance, or outstanding.

            (b) At or before the Effective Time, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated, except as expressly contemplated by this Agreement.

         2.4 Subsidiaries. The Company has no subsidiaries or affiliated companies, has never had any subsidiaries or affiliated companies, and does not own and has not at any time owned any equity or other interest, directly or indirectly, in any corporation, partnership, joint venture, firm or entity.

         2.5 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to approval of the Merger and the transactions contemplated hereby by the Company's shareholders as contemplated by Section 6.1. The vote required of the Company's shareholders to duly approve the Merger is two-thirds of the outstanding shares of Company Common. The Company's Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and principles of equity. The execution and delivery of this Agreement by the Company do not, and as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles or Bylaws or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger a Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Merger Articles with the Secretary of State of Texas, (ii) such consents, waivers, authorizations, filings, orders, declarations, approvals, and registrations as may be required under applicable state securities laws, and (iii) such other consents, waivers, authorizations, filings, orders, declarations, and approvals set forth on Schedule 2.5.

         2.6 Financial Statements.

            (a) The Company's (i) unaudited statements of income (loss), statements of shareholders' equity (deficit), and statements of cash flow for the fiscal year ended September 30, 1998, (ii) audited balance sheet at September 30, 1998 (iii) unaudited statements of income (loss), statements of shareholders' equity (deficit), and statements of cash flow for the seven month period ended April 30, 1999, and (iv) audited balance sheet at April 30, 1999 are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as expressly indicated therein or in the notes thereto), and accurately and fairly present the financial condition and results of operations of the Company as of the respective dates and for the respective periods indicated, subject, in the case of the unaudited financial statements, to normal year end adjustments. The Company's audited Balance Sheet at April 30, 1999 is referred to as the "Company Balance Sheet," and all such financial statements together are referred to collectively herein as the "Company Financial Statements."

            (b) The Company has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the Company Balance Sheet, except for those incurred in the ordinary and usual course of business since the date of the Company Balance Sheet, consistent with past practice and contractual obligations and other liabilities and obligations identified herein or in the schedules hereto.

         2.7 Accounts Receivable . All accounts receivable shown on the Company Balance Sheet (net of reserves indicated on the Company Balance Sheet) or thereafter acquired until the Effective Time (net of reserves accrued in the normal course of business and consistent with past practice) arose from valid transactions in the ordinary and usual course of business and are collectible within one year of the Closing Date, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. None of the receivables of the Company is subject to any claim of offset, recoupment, set-off, or counterclaim, and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. Except as described in Schedule 2.7, no person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

         2.8 Business Changes. Since the date of the Company Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described in Schedule 2.8, the Company has conducted its business only in the ordinary and usual course, consistent with past practice, and, without limiting the generality of the foregoing:

            (a) The Company has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Company.

            (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations, or liabilities (fixed or contingent) of the Company which, individually or in the aggregate, have resulted or would reasonably be expected to result (whether before or after the Effective Time) in a Material Adverse Effect on the Company.

            (c) The Company has not issued, or authorized for issuance, any equity security, bond, note or other security of the Company, except for shares of Company Common issued upon the exercise of the outstanding Company Options listed in Schedule 2.2(b), or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or exercisability of Company Options). The Company has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for shares of Company Common issued upon the exercise of the Company Options.

            (d) The Company has not incurred any additional debt for borrowed money.

            (e) The Company has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet in the ordinary and usual course of the business of the Company, consistent with past practice.

            (f) The Company has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Company.

            (g) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

            (h) The Company has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business consistent with past practice.

            (i) The Company has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, with an individual book value in excess of $25,000, except in the ordinary and usual course of business consistent with past practice, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Company leased or licensed to others (including officers and directors of the Company), or agreed so to lease or license, any such asset or property, nor has the Company discontinued any product line or the production, sale or other disposition of any of its products or services.

            (j) The Company has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. The Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business consistent with past practice, and the aggregate amount of all such expenditures and commitments has not exceeded $50,000.

            (k) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business consistent with past practice (excluding agreements under which the obligation of payment or performance has been satisfied in full or which, if not satisfied, do not and will not have a Material Adverse Effect on the Company). The Company has not waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses other than in the ordinary and usual course of business consistent with past practice.

            (l) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property (as defined in Section 2.12), and the Company has not entered into any product development, technology or product sharing, or similar strategic arrangement with any other party.

            (m) The Company has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

            (n) The Company has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries, and benefits at times and rates in effect prior to the date of the Company Balance Sheet.

            (o) The Company has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees.

            (p) Since June 25, 1999, the Company has not effected or committed itself to effect any amendment or modification of the Articles or Bylaws.

            (q) The Company has not changed its accounting methods or practices in any material respect (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs).

            (r) The Company has not made any loan to any person or entity, and the Company has not guaranteed the payment of any loan or debt of any person or entity, except for (x) travel or similar advances made to employees in connection with their employment duties in the usual and ordinary course of business, consistent with past practice and (y) accounts receivable incurred in the usual and ordinary course of business, consistent with past practice.

            (s) The Company has not changed the prices or royalties set or charged by the Company.

            (t) The Company has not negotiated or agreed to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.9 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a) The Company owns no real property, has never owned any real property, and holds no option or other right to purchase any real property.
Schedule 2.9(a) sets forth a true and complete list of all real property currently leased by the Company, the dates of the lease agreements and any amendments thereto and the name of the lessors. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent such default from occurring). To the knowledge of the Company, neither the Company's operations on any such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. The

Company is not aware of any improvements or corrections that need to be made prior to returning the property to the lessors at the end of the leasing period.

            (b) The Company holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) All equipment (the "Equipment") currently owned or leased by the Company is listed in Schedule 2.9(c), except individual pieces of equipment owned by the Company with an individual value of less than $10,000. Except as set forth in Schedule 2.9(c), the Equipment, taken as a whole, is currently (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, reasonable wear and tear excepted, (iv) regularly and properly maintained, and (v) not obsolete, dangerous or in need of material renewal or replacement, except for renewal or replacement in the ordinary course of business.

         2.10 Tax and Other Returns and Reports.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits. Except as set forth in Schedule 2.10:

                (i) The Company as of the Effective Time will have accurately prepared and timely filed all required federal, state, local, and foreign returns, estimates, information statements, and reports ("Returns") relating to any and all Taxes of the Company or its operations, and such Returns are true and correct in all material respects and have been completed in accordance with all applicable laws.

                (ii) As of the Effective Time, the Company (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal, state, or foreign income Taxes, FICA, FUTA, and other Taxes required to be withheld.

                (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                (v) The Company has no liability for unpaid federal, state, local, or foreign Taxes which has not been accrued or reserved against on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise. The accruals for the Taxes of the Company shown on the Company Balance Sheet are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date of the Company Balance Sheet, and no Taxes will be incurred by the Company between that date and the Closing Date, except in the ordinary course of business, consistent with past practice.

                (vi) The Company has provided or made available to Parent copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company for the last three fiscal years.

                (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on any asset of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 162, or 404 of the Code.

                (x) The  Company  has not  filed  any  consent  agreement  under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                (xi) The Company has never been a part of a consolidated, combined, or affiliated group of corporations for Tax purposes, is not party to a tax sharing or allocation agreement, nor does the Company owe any amount under any such agreement.

                (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         2.11 Restrictions on Business Activities. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12 Intellectual Property.

            (a) For purposes of this Agreement, the following definitions shall apply:

                (i) "Commercial Software Rights" shall mean packaged commercially available software programs available to the public through retail dealers in computer software which have been licensed to the Company pursuant to an end-user license and which are used in the business of the Company but are in no way a component of the Company's products and related Company Intellectual Property.

                (ii) "Company Intellectual Property" shall mean any Intellectual Property or Related Technology that is owned by or exclusively licensed to the Company.

                (iii) "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world: (A) Patent Rights; (B) trade secrets and other proprietary information;
(C) copyrights, mask work rights, copyright registrations and applications therefor; (D) all Web addresses, sites and domain names; (E) all industrial designs and any registrations and applications therefor throughout the world;
(F) all trademarks; and (G) any similar, corresponding or equivalent rights to any of the foregoing.

                (iv) "Patent Rights" means (A) all patents and patent applications and any inventions disclosed in any of the foregoing patents and patent applications; (B) any and all counterpart United States, international and foreign patents, applications and certificates of invention based upon or covering any portion of the foregoing patents, applications and inventions; (C) all divisions, continuations, continuations-in-part, and substitutions of any of the preceding patents and patent applications; (D) all foreign or international applications corresponding to any of the preceding applications or patents; (E) all divisions, continuations, continuations-in-part, and substitutions of any of such foreign or international applications described in (D); and (F) all U.S., international and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations.

                (v) "Registered Intellectual Property" shall mean all United States, international and foreign (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered copyrights and applications for copyright registration; (D) any mask work registrations and applications to register mask works; and (E) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                (vi) "Related Technology" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world:
(A) all inventions (whether patentable or not), invention disclosures, improvements, know how, technology, technical data; (B) all schematics, drawings, net lists, notes and notebooks, specifications, bills of material, and tooling; (C) all computer software, including all source code, object code, firmware, development tools, flow charts, annotations, files, records and data, and all media on which any of the foregoing is recorded; (D) all customer lists;
(E) all databases and data collections and all rights therein throughout the world; (F) all documentation relating to any of the foregoing; and (G) any Intellectual Property in, arising out of, or associated with any of the foregoing throughout the world.

            (b) Schedule 2.12(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

            (c) Except as set forth in Schedule 2.12(c), the Company (i) owns and has good and exclusive title to each item of Company Intellectual Property, including all Company Registered Intellectual Property listed on Schedule 2.12(b), free and clear of any Lien, (ii) has exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof under any license of rights, covenant not to sue, settlement, or other agreement) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used, and (iii) is not party to any contract, license, or agreement (other than those set forth on Schedule 2.12(e)) with respect to any of the Company Intellectual Property.

            (d) Except as set forth in Schedule 2.12(d), (i) the Company is the exclusive owner of all trademarks, service marks, and trade names used in connection with the operation or conduct of its businesses as currently conducted, including the sale of any products or technology or the provision of any services by the Company; (ii) the Company is the exclusive owner of, and has good and valid title to, all copyrighted works that are the Company's products or other works of authorship which the Company otherwise purports to own; and
(iii) to the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

            (e) Except as set forth in Schedule 2.12(e), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person. Schedule 2.12(e) sets forth a complete list of all licenses, sublicenses, and other agreements pursuant to which any person is authorized to use any Company Intellectual Property or any trade secret relating to any of the Company's products or its business, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any such license, sublicense, or agreement, nor entitle, any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement.

            (f) Except as set forth in Schedule 2.12(f), the Company Intellectual Property constitutes all of the Intellectual Property and Related Technology used in or, to the best knowledge of the Company, that is needed in order to conduct the businesses of the Company as currently conducted, or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of the Company (including products, technology or services currently under development). Except as set forth in Schedule 2.12(f), no person who has licensed Intellectual Property or Related Technology to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property or Related Technology which has been licensed to the Company.

            (g) Except as set forth in Schedule  2.12(g),  the  operation of the business of the Company as currently conducted or as contemplated to be conducted (including but not limited to the design, development, distribution, marketing, use, import, manufacture, license and sale of the products, technology or services (including products, technology or services currently under development) of the Company), has not and does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received notice, nor have any claims been asserted or threatened against the Company or, to the knowledge of the Company, any of its customers, from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or that the Company has engaged in unfair competition or trade practices under the laws of any jurisdiction (nor to the knowledge of the Company is there any basis therefor).

            (h) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance, and renewal fees in connection with such Company Registered Intellectual Property have been paid, and all necessary documents and certificates in connection with Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property.

            (i) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any third party to the Company, it being understood that "reasonable steps" shall include, without limitation, entering into written confidentiality agreements with consultants or other third parties having access to the Company's confidential information. Except as set forth in Schedule 2.2(i), each employee of or consultant to the Company has executed and delivered to the Company an Invention Assignment and Non-Disclosure Agreement in the form set forth in
Schedule 2.2(i).

            (j) Except as set forth in Schedule 2.12(j), there are no contracts, licenses or agreements between the Company and any other person with respect to any Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company.

            (k) Except as set forth in Schedule 2.12(k), the Company has no currently pending claim against any person for infringing or misappropriating any Company Intellectual Property.

            (l) Except as set forth in Schedule 2.12(l), no Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (m) To the knowledge of the Company, no (i) product, technology, service or publication of the Company or (ii) material published or distributed by the Company is defamatory, or constitutes false advertising, or with respect to other laws or regulations otherwise violates such laws or regulations in a manner that would have a Material Adverse Effect on the Company.

            (n) Neither this Agreement nor any transactions contemplated by this Agreement will, pursuant to the express terms of any contract or agreement to which the Company is a party, result in Parent's granting any rights or licenses with respect to the Intellectual Property of Parent to any third party.

            (o) None of the Company's professional services agreements with its end user customers, its agreements with outside consultants for the performance of professional services on behalf of the Company or customer of the Company, nor any agreement or license with any end-user or reseller of the Company's products confers upon any party any ownership right with respect to any Intellectual Property or Related Technology developed in connection with such agreement of license.

            (p) The Company has not breached or violated in any material respect the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company has a valid right to use such Commercial Software Rights under such licenses and agreements. The Company is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or agreement relating to the Commercial Software Rights. No claims with respect to Commercial

Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company in connection with any Commercial Software Right. To the knowledge of the Company, there is no material unauthorized use, infringement, or misappropriation of any Commercial Software Right by the Company or any employee or former employee of the Company. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by the Company.

         2.13 Agreements, Contracts and Commitments . Except as required by applicable law, contemplated by this Agreement, or as set forth on Schedule 2.13, the Company is not a party to, and is not bound by:

            (a) any collective bargaining agreements;

            (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

            (c) any stock option or stock purchase plan or arrangement (other than the Option Plan), stock appreciation, bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

            (d)  any  agreement,   contract,   or  commitment  relating  to  the
disposition or acquisition of material assets or any interest in any business enterprise;

            (e) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company not terminable by the Company on thirty days notice without liability;

            (f) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (g) any fidelity or surety bond or completion bond;

            (h) any agreement or group of related agreements for the lease of personal property having a value individually in excess of $35,000 to or from any entity;

            (i) any agreement of indemnification or guaranty;

            (j) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person or entity;

            (k) any agreement relating to the purchase of materials or capital expenditures and involving future payments not incurred in the ordinary and usual course of business, consistent with past practice;

            (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Company or extension of credit to the Company;

            (m) any agreement concerning confidentiality;

            (n) any construction contracts;

            (o) any distribution, joint marketing or development agreement;

            (p) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

            (q) to the extent not reported on the Company Balance Sheet, any other agreement that involves payment by the Company not incurred in the ordinary and usual course of business, consistent with past practice or which is not cancellable without penalty within thirty (30) days.

         The Company has not breached, violated, or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 2.12(c),  Schedule  2.12(d),  Schedule  2.12(e),  Schedule 2.12(f),  or
Schedule 2.13 (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.13, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

         2.14 Employees; Compensation. Schedule 2.14 constitutes a full and complete list of all current directors, officers, employees or consultants of the Company, specifying their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in the prior fiscal year and from the beginning of the current fiscal year through the date of the Company Balance Sheet, and the basis of such compensation, whether fixed or commission or a combination thereof. Except as otherwise disclosed on
Schedule 2.14, since the date of the Company Balance Sheet, there has been no material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any such director, officer, employee or consultant of the Company, or any change in compensation either material in amount or other than in the ordinary and usual course of business to any other director, officer, employee or consultant of the Company.

         2.15 Employee Matters and Benefit Plans.

            (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.15(a)(i) below (which definition shall only apply to this Section 2.15), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                (i) "Affiliate" shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement excluding those required by applicable law, providing for bonuses, compensation, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract or any of their amendments, whether written or unwritten and whether or not legally binding, between the Company or any Affiliate and any Employee or consultant;

                (vi) "IRS" shall mean the Internal Revenue Service;

                (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Schedule 2.15(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

            (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto, copies of all forms of agreement and enrollment used therewith, and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) all taxing or other governmental authority opinions, notifications, or determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from any taxing or other governmental authority with respect to any Company Employee Plan, including the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) all material agreements and contracts relating to each Company Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vii) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. Except as set forth on Schedule 2.15(d), (i) the Company has performed all material obligations required to be performed by it under each Company Employee Plan, each Employee Agreement and each Company Employee Plan and each Employee Agreement has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan or under any Employee Agreement; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by any governmental authority with respect to any Company Employee Plan or any Employee Agreement; (vi) neither the Company nor any Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan or any Employee Agreement; and (vii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Company Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that would reasonably be expected to affect the qualified status of such Company Employee Plan.

            (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. The Company has no retirement or pension plans other than as set forth on Schedule 2.15(e).

            (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

            (g) No Post-Employment Obligations. Except as set forth in Schedule 2.15(g), no Company Employee Plan and no agreement with any employee provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and the Company has never legally committed to provide such Employee(s) with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Company Balance Sheet, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation (for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee), and no gratuitous payments have been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

            (h) Effect of Transaction.

                (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.15(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth on Schedule 2.15(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (i) No Violations. The Company has not prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of Section 4980B(f) of the Code (and Sections 600-608 of ERISA) or any similar provisions of any other federal or state law applicable to its Employees.

            (j) Employment Matters. The Company is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting health and safety, employment, employment practices, employment discrimination, immigration or other laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to Employees. The Company has not received any notice in writing from any Governmental Entity, and to the knowledge of the Company, there has not been asserted in writing before any Governmental Entity, any claim, action, or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the knowledge of the Company, threatened in writing, any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations, or practices. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company or Affiliate may be deemed employees within the meaning of applicable law. The Company is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing or liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (k) Labor. No work stoppage or labor strike against the Company is pending or threatened. The Company is not involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. The Company has not engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. The Company is not presently, nor has the Company been in the past, a party to, or bound by, any collective bargaining agreement negotiated with its Employees. No collective bargaining agreement is being negotiated by the Company.

         2.16 Business Practices. To the knowledge of the Company, no officer, agent, or employee of the Company has paid any bribe or provided services in order unlawfully to obtain advantage for any person or otherwise taken any action that would result in a violation of the United States Foreign Corrupt Practices Act of 1977 or any similar law or regulation applicable to the Company or any employee, agent, or affiliate thereof. Without limiting the foregoing, to the knowledge of the Company, neither the Company nor any of its officers, employees, agents, or affiliates has directly or indirectly given or agreed to give any illegal gift, contribution, payment, or similar benefit to any supplier, customer, governmental official, or employee or other person who was or is in a position to help or hinder the business of the Company (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person or entity, to any candidate for United States federal, state, or local office or any public office in any jurisdiction outside the United States, in any event
(A) which may subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding or (B) the non-continuation of which has had or could have, individually or in the aggregate, a Material Adverse Effect on the business of the Company. To the knowledge of the Company, neither the Company nor any of its officers, employees, agents, or affiliates has established or maintained any unrecorded fund or asset or intentionally made any materially false entries on any books or records for any purpose.

         2.17 Interested Party Transactions. Except as set forth in Schedule 2.17, no officer, director, or shareholder of the Company (nor any parent, sibling, son, daughter, or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an economic interest), has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company any goods or services, or (iii) a beneficial interest in any Contract; provided, however, that no officer, director, or shareholder the Company shall be deemed to have such an interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or quoted on The Nasdaq Stock Market.

         2.18 Compliance with Law; Governmental Authorization. The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company. Schedule 2.18 lists each material federal, state, county, local, or foreign governmental consent, license, permit, grant, or other authorization issued to the Company
(i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (collectively, the "Company Authorizations"), which Company Authorizations are in full force and effect.

         2.19 Litigation. Except as set forth in Schedule 2.19, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of the Company, none have been threatened in writing against the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

         2.20 Insurance. Schedule 2.20 lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers, and directors of the Company as well as all claims made under any insurance policy by the Company in the past three years. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds. To the knowledge of the Company, such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company in the jurisdictions in which the Company operates. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. The Company has never been denied insurance coverage nor has any insurance policy of the Company ever been cancelled for any reason.

         2.21 Bank Accounts. Schedule 2.21 constitutes a full and complete list of all the bank accounts of the Company, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         2.22 Environmental Matters.

            (a) Hazardous Material. The Company has not (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state, local, or foreign law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present, as a result of the deliberate actions of the Company on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials in violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate, or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances, and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which would reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.23 Brokers and Finders. Except as set forth in Schedule 2.23, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.24 Certain Advances. There are no receivables of the Company owing by directors, officers, employees, consultants or shareholders of the Company, or owing by any affiliate of any director or officer of the Company, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses, consistent with past practice.

         2.25 Minute Books; Books and Records. The minute books of the Company provided to counsel for Parent contain a summary that is accurate and complete in all material respects of all meetings of directors and shareholders and reflect all other material corporate actions taken by the directors and shareholders of the Company since the time of the Company's incorporation. The books and records of the Company (i) are accurate in all material respects and
(ii) are in the Company's possession or under its control.

         2.26 Product Warranties; Defects; Liabilities. Each product manufactured, sold, licensed, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties except where the failure to be in such conformity would not have a Material Adverse Effect on the Company. The Company has no liability, and to the knowledge of the Company, there is no current reasonable basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability, for replacement or repair of such products or other damages in connection therewith. Except as set forth in Schedule 2.26(a), no product manufactured, sold, licensed, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law. Schedule 2.26 includes a copy of the Company's standard terms and conditions of sale, license, or lease.

         2.27 Year 2000 Compliance. Each product manufactured, sold, licensed, leased, or delivered by the Company (and all Company Intellectual Property
embodied therein) is designed to be used prior to, during, and after the calendar year 2000 A.D., and such products and related Company Intellectual Property will operate during each such time period without error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, such products and Company Intellectual Property embodied therein (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) have been designed to ensure date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) includes Year 2000 Capabilities to the extent necessary for the operation or functionality of the Company's products. For purposes of this Agreement, "Year 2000 Capabilities" means that (i) such products and related Company Intellectual Property will manage, calculate, sequence, compare, and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) all date-related user interface functionalities and data fields associated with such products and Company Intellectual Property embodied therein include the indication of century; and (iii) all date-related data interface functionalities associated with such products and related Company Intellectual Property embodied therein include the indication of century.

         2.28 No Changes In Equity Interests. The Company has not effected or entered any agreement to effect any of the following transactions in contemplation of the Merger: (i) accelerated the exercise or conversion date or otherwise modified the terms of any outstanding warrant, option, or convertible security, (ii) issued any shares of the Company's capital stock, (iii) granted any new stock options or issued any bonus shares of the Company's capital stock to any employee, (iv) induced conversion or exercise of any outstanding securities, (v) repurchased or exchanged any outstanding equity securities, or
(vi) otherwise affected any material change in the equity interests of the holders of the Company's outstanding securities. To the knowledge of the Company, no shareholder of the Company, or group of shareholders has purchased any securities of the Company from any other shareholder in contemplation of the Merger.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         3.1 Organization of Parent. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Parent has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

         3.2 Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or on which Parent's business, financial condition, operations, or prospects is substantially dependent, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on, or otherwise materially delay, the ability of Parent to consummate the Merger and the transactions contemplated hereby or have a Material Adverse Effect on Parent. Assuming the accuracy of the Company Financial Statements, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) the filing of the Merger Articles with the Secretaries of State of Texas and California, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (iii) the filing of such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

         3.3 Parent Common Shares. The shares of Parent Common to be issued pursuant to the Merger, will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and nonassessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof; provided, however, that the shares of Parent Common to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws. As of June 24, 1999, 8,688,986 shares of Parent Common were issued and outstanding.

         3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1998, its Quarterly Reports on Form 10-Q for the quarters ended September 26, 1998, December 26, 1998, and March 27, 1999, and its proxy statement dated October 5, 1998 (collectively, the "SEC Documents"), which Parent filed under the Exchange Act with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a document subsequently filed by or on behalf of Parent with the SEC. The consolidated financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent

Financial Statements") are complete and correct, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of Parent and the results of its operations and cash flows as of the respective dates and for the periods indicated thereon (subject, in the case of the unaudited statements, to normal recurring accounting adjustments). There has been no change in Parent's accounting policies or estimates except as described in the notes to the Parent Financial Statements.

         3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations, or liabilities (fixed or contingent) of the Parent; (b) any amendment or change in the Articles of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent. For purposes of this section, a reduction in the trading price of Parent's Common Stock or change in the market capitalization of Parent as reported by the Nasdaq National Market or any other automated quotation system or exchange, in and of themselves, or changes in domestic or international economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

         3.6 Brokers' and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                    SECURITIES ACT COMPLIANCE; REGISTRATION

         4.1 Securities Act Exemption. The Parent Common to be issued pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption set forth in
Section 4(2) thereof. Prior to the Closing Date, each holder of Company Common shall have completed an Investment Representation Statement in the form attached hereto as Exhibit B and shall have provided Parent such additional information regarding such holder's financial and investment background and investment intent as Parent may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

         4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or the Affiliates Agreements (as defined in Section 6.6), the certificates representing the shares of Parent Common issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         4.3 Registration. Parent agrees that the holders of Company Common shall be entitled to the registration rights set forth in the Registration Rights Agreement in the form attached hereto as Exhibit C.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing or as contemplated by this Agreement), to carry on its business in the usual and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform all other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that the Company's goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any event which could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

            (a) Accelerate, amend or change the period of exercisability of any outstanding Company Options or stock subject to vesting or authorize cash payments in exchange for any such outstanding options;

            (b) Enter into any commitment or transaction not in the ordinary course of business;

            (c) Transfer to any person or entity any rights to any Company Intellectual Property Rights (other than end-user licenses granted to customers of the Company in the ordinary course of business);

            (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products of the Company;

            (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the agreements set forth or described in the Company Schedules;

            (f) Commence any litigation except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into a established in connection herewith;

            (g) Declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost;

            (h) Except for the issuance of shares of Company Common upon exercise or conversion of presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Company's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (i) Purchase or redeem any shares of the Company's outstanding capital stock;

            (j) Cause or permit any amendments to the Articles or Bylaws or similar governing documents of the Company;

            (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $15,000 in the case of a single transaction or in excess of $30,000 in the aggregate in any 30-day period;

            (l) Sell, lease, license, or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

            (m) Incur any indebtedness for borrowed money in excess of $25,000 or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof or payments required by law;

            (o) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, other than regularly scheduled increases for employees (other than officers) in the ordinary and usual course of business, consistent with past practice;

            (p)  Hire  or  involuntary  terminate  any  director,   officer,  or
employee;

            (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (r) Pay, discharge or satisfy, in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary and usual course of business, consistent with past practice, subsequent to the date of the Company Balance Sheet or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

            (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, provided that Parent shall not unreasonably withhold its consent to any of the foregoing;

            (t) Enter into any strategic alliance, joint development or joint marketing agreement; or

            (u) Take, or agree orally or in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (t) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                   ARTICLE VI

                      ADDITIONAL AGREEMENTS AND COVENANTS

         6.1 Shareholder Approval. The Company shall promptly after the date hereof take all action reasonably necessary in accordance with Texas Law, the Articles, and the Bylaws to obtain the approval by the Company's shareholders of the Merger, this Agreement, and the transactions contemplated hereby. The Company agrees to use its best efforts and to take all action reasonably necessary or advisable to secure the necessary votes or written consents required by Texas Law to effect the Merger. Parent shall cooperate with the Company to the best of Parent's ability in the preparation of an information statement for use in connection with the solicitation of a written consent from the shareholders of the Company with respect to approval of the Merger.

         6.2 Access to Information. The Company shall afford Parent and its accountants, counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of its properties, books, contracts, commitments, and records, and (ii) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this agreement or otherwise shall affect or be deemed to limit the effect of any representation or warranty of the Company or Parent contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.3 Confidentiality. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, except such information as is or becomes (i) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (ii) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (iii) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies, reproductions, abstracts and summaries thereof which may have been prepared.

         6.4 Public Disclosure. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unnecessarily withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable laws.

         6.5 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals required by the Company are set forth in Schedule 2.5.

         6.6 Affiliate Agreements. Schedule 6.6 sets forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company and the Parent within the meaning of Rule 144 (each such person an "Affiliate") promulgated under the Securities Act. The parties shall provide each other such information and documents as the other shall reasonably request for purposes of reviewing such list. Both the Company and the Parent shall use their best efforts to deliver or cause to be delivered to the other party, concurrently with the execution of this Agreement (and in any case prior to the Effective
Time) from each of the Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit D. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common to be received or are already held by such Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common, consistent with the terms of such Affiliate Agreements.

         6.7 Legal Conditions to the Merger. Each of Parent and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         6.8 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common pursuant hereto.

         6.9 Best Efforts; Additional Documents and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, the Merger, and the transactions contemplated hereby.

         6.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice

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

pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.11 Employment Agreements. The Company shall use its best efforts to deliver or cause to be delivered to the Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) employment agreements for the individuals set forth on Schedule 6.11 (the "Employment Agreements"), which shall become effective as of the Effective Time. All of the Employment Agreements are substantially in the form of Exhibit E.

         6.12 Non-competition Agreements. The Company shall use its best efforts to deliver or cause to be delivered to the Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time), Non-competition Agreements for the individuals set forth on Schedule 6.12 (the "Noncompetition Agreements"), which shall become effective at the Effective Time. All of the Non-competition Agreements are substantially the form attached hereto as Exhibit F.

         6.13 Implementation of Representations and Warranties. The Company and Parent will each take all reasonable action within their capability necessary to render accurate as of the Effective Time their representations and warranties contained in this Agreement, and the Company and Parent will each refrain from taking any action which would render inaccurate as of the Effective Time any such representations or warranties.

         6.14 Form S-8. As soon as practicable after the Effective Time, Parent shall file a Registration Statement on Form S-8 with the SEC covering the shares of Parent Common issuable with respect to assumed Company Options.

         6.15 Nasdaq National Market Listing. Parent shall authorize for listing on The Nasdaq National Market the shares of Parent Common issuable in connection with the Merger (and the shares of Parent Common issuable upon exercise of Company Options to be assumed by Parent pursuant to this Agreement), upon official notice of issuance.

         6.16 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company of any shares of its capital stock (including, without limitation, by way of a tender offer or an exchange offer and except upon exercise of Company Options). The Company will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity, or group (other than Parent).

         6.17 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) retirement savings plan on the day before the Effective Time. Parent shall receive evidence from the Company that the Company's 401(k) Plan has been terminated pursuant to the terms of such 401(k) plan and as set forth in the resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Effective Time.

         6.18 Reorganization. No party to the Agreement shall take any action, either prior to or subsequent to the Closing, that would cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, and each party agrees to file all Returns consistent with such treatment.

         6.19 Pooling Accounting. Each of Parent and the Company agrees not to take any action, and to use its best efforts to cause its respective officers, directors, and other affiliates not to take any action, either prior to or after the Closing, that would adversely affect the ability of Parent to treat the business combination to be effected by the Merger as a pooling of interests, and each of Parent and the Company agrees to take such actions and to use its best efforts to cause its respective affiliates to take such actions as may be reasonably required to negate the impact of any past actions that would adversely affect the ability of Parent to treat the business combination to be effected by the Merger as a pooling of interests.

         6.20 Director Indemnification. From and after the Effective Time, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company to the same extent as such persons are currently indemnified by the Company pursuant to the Articles and Bylaws, in each case as in effect as of the date hereof, for acts and omissions prior to the Effective Time, provided that such persons provide any undertaking required by applicable law, the Articles, and the Bylaws.

         6.21 Employee Benefit Plans. Following the Effective Time, Parent shall use its commercially reasonable best efforts, under each of Parent's Employee Benefit Plans (as such term is defined in Section 3(3) of ERISA), to grant employees of Company with full credit for years of service with the Company for all purposes for which such service is recognized under Parent's

Employee Benefits Plans including, but not limited to, eligibility to participate and vesting; provided, however, such service with the Company shall be determined, at Parent's sole discretion, either by utilizing the Company's payroll records or pursuant to the service crediting records of the comparable Company Employee Benefit Plan. Notwithstanding the foregoing, none of the provisions contained herein shall operate to duplicate any benefit provided to any Company employee or the funding of such benefit.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of the representations and warranties of the Company and the covenants and agreements of the Company (other than the covenants set forth in Section 6.9) in this Agreement (as modified by the Company Schedules) or in any instrument delivered at the Closing shall survive the Merger and shall continue for the period following the Closing Date set forth in Section 7.2(b). No other representations or warranties shall survive the Merger.

         7.2 Escrow Arrangements.

            (a) Escrow Fund. At the Effective Time, each shareholder of the Company (individually, a "Company Shareholder" and, collectively, the "Company Shareholders") will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend, or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Amount) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with Chase Manhattan Bank and Trust Company, National Association, or a trust company or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and to be maintained at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate Parent Common Stock to which such holder would otherwise be entitled under Section 1.6(b) and shall be in the respective amounts listed opposite each Company Shareholder's name listed in Exhibit G attached hereto. Any shares of Parent Common contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture, or other condition in favor of the Surviving Corporation or Parent. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs, and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by Parent, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained herein (as modified by the Company Schedules) or in the certificates, delivered pursuant to Sections 9.3(b) and 9.3(c), or any failure by the Company prior to the Closing to perform or comply with any covenant (except as Parent may have expressly waived in writing) contained herein (hereinafter individually a "Loss" and collectively "Losses"), provided that claims for any Losses must be asserted on or before 5:00 p.m. (California Time) on the earlier to occur of (i) the date that is one year following the Closing Date or (ii) the date of the issuance by Parent's independent accountants of its first audit report relating to Parent's financial statements which would include an audit of the combined operations of Parent and the Company. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 7.2(d)(i) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (d) and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this Article VII; in such case, Parent may recover from the Escrow Fund all Losses in excess of $50,000 threshold for which there is no objection or any objection has been resolved in accordance with the provisions of this
Article VII. No portion of the Escrow Amount shall be contributed in respect of any Company Options.

            (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. (California Time) on the earlier to occur of (i) date that is one year following the Closing Date or (ii) the date of the issuance by Parent's independent accountants of its first audit report relating to Parent's financial statements which would include an audit of the combined operations of Parent and the Company, all such dates to be certified to the Escrow Agent in an Officer's Certificate (the "Escrow Period"). Such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent and the Securityholder Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as any or all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent and the Securityholder Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the Escrow Fund to the Company Shareholders in accordance with the provisions of this Section 7.2(b). Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on Exhibit H attached hereto).

            (c) Protection of Escrow Fund.

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common or other equity securities issued or distributed by Parent (including shares issued upon a stock dividend or split) ("New Shares") in respect of Parent Common in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common contributed to the Escrow Fund by such Company Shareholder (and on any New Shares added to the Escrow Fund in respect of such shares of Parent Common).

            (d) Claims Upon Escrow Fund.

                (i) Upon receipt by the Escrow Agent at any time before 5:00 p.m. (California Time) on the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common held in the Escrow Fund in an amount equal to such Losses.

                (ii) For the purposes of determining the number of shares of Parent Common to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, the shares of Parent Common shall be valued at a price equal to the closing price of Parent Common in trading on the Nasdaq National Market on the last trading day immediately prior to the Closing Date (the "Parent Price Per Share"). The Parent Price Per Share shall be certified to the Escrow Agent in an Officer's Certificate.

            (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f) Resolution of Conflicts; Arbitration.

                (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                (iii) Any such arbitration shall be held in Santa Clara County, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of two-thirds (2/3) of the disputed amount plus any amounts not in dispute; otherwise, the Company Shareholders as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The Securityholder Agent may pay such amounts payable by
Company Shareholders under this Section 7.2(f)(iii) and Section 7.2(i)(ii) or other amounts contemplated in this Section 7.2 (including without limitation unreimbursed expenses of counsel for the Company Shareholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common from the Escrow Fund with respect to which Parent has not made a claim; provided, however, that no shares of Parent Common may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

            (g) Securityholder Agent of the Company Shareholders; Power of Attorney.

                (i) In the event that the Merger is approved by the Company Shareholders, effective upon such vote, and without further act of any Company Shareholder, Donald R. Briner shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such Company Shareholders, if any, as shall have perfected dissenters' rights under Texas
Law), for and on behalf of Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time, and the Securityholder Agent may resign, upon not less than thirty (30) days prior written notice to Parent and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of two-thirds in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

                (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in a manner that is not grossly negligent. The Securityholder Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Company Shareholders.

            (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Company Shareholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Company Shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) Third-Party Claims.

                (i) If any third party shall notify Parent or its affiliates with respect to any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 15 days of Parent's becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim may be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company Shareholders from any obligation hereunder except to the extent the Securityholder Agent and the Company Shareholders are thereby prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company Shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to
Section 7.2(i)(i) hereinabove, the Securityholder Agent and the Company Shareholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company Shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                    (A) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 7.2(d)(ii) hereof;

                    (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                    (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent which could have a material adverse effect on the business or operations of Parent; and

                    (D)  counsel  selected  by  the   Securityholder   Agent  is
reasonably  acceptable to Parent.

                    If the Securityholder Agent and the Company Shareholders so assume any such defense, the Securityholder Agent and the Company Shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company Shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable, which consent will not be unreasonably withheld or delayed.

                (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 7.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Company Shareholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Company Shareholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and relevant to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 7.2(i)(ii) above, (a) Parent or its affiliates shall have the right to undertake the defense and (b) Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 7.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent or the Company Shareholders in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company Shareholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

            (j) Escrow Agent's Duties.

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article VII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

         Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event a Company Shareholder or Company Shareholders shall be the Non-Prevailing Party in connection with any claim or action initiated by such Company Shareholder or Company Shareholders, then such Company Shareholder or Company Shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:
Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.

                (ix) Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

            (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. Parent promises to pay these sums upon demand.

            (l) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                  ARTICLE VIII

                            LIMITATION OF LIABILITY

         8.1 Limitation. The maximum liability of the Company Shareholders for Losses incurred by Parent and its affiliates (including the Surviving Corporation) shall be limited to the Escrow Fund (the "Maximum Liability for Losses") and resort to the Escrow Fund shall be the exclusive right and remedy of Parent for any Losses. Any claim by Parent or its affiliates (including the Surviving Corporation) against any or all of the Company Shareholders must be made on or before the termination of the Escrow Period and may only be made pursuant to the procedures set forth in Article VII. The maximum liability of each Company Shareholder for any Losses incurred by Parent and/or the Surviving Corporation shall be an amount equal to the product obtained by multiplying (x) the lesser of the Maximum Liability for Losses or the amount of such Losses actually incurred by Parent or the Surviving Corporation by (y) the ratio of (a) the total number of shares of Parent Common received by such person at the Closing to (b) the aggregate number of shares of Parent Common issued at the Effective Time to the Company Shareholders and shall only be payable out of the Escrow Fund in shares. Parent agrees (and agrees to cause any affiliate (including the Surviving Corporation)) to present any claims for Losses solely against the Escrow Fund established under Article VII.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         9.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) Shareholder Approval; Dissenters. This Agreement and the Merger and other transactions contemplated hereby (including, without limitation, the Employment Agreements) shall have been approved and adopted by the vote or consent of holders of not less than two-thirds (2/3) of the outstanding voting securities of the Company. All rights of shareholders to exercise dissenters' rights shall have expired on or before Closing.

            (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, the Merger Articles with the Secretary of State of the State of Texas and such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to the Company or Parent and its subsidiaries, taken as a whole.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (d) Securities Act Exemption. Parent and the Company shall have determined, in consultation with their legal advisors, that the issuance of Parent Common pursuant to this Agreement is exempt from the registration requirements of Section 5 of the Securities Act.

            (e) Pooling Letter. Parent shall have received a letter from Ernst & Young LLP, independent public accountants to Parent, that the transaction may be accounted for on a pooling-of-interests basis.

         9.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Company:

            (a) Representations, Warranties and Covenants. The representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, and Parent shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

            (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that as of the Closing Date:

                (i) all representations and warranties made by Parent under this Agreement are true and complete in all material respects; and

                (ii)  all  covenants,   obligations,   and  conditions  of  this
Agreement to be performed by Parent on or before such date have been so performed in all material respects.

            (c) Secretary's Certificate. The Company shall have been provided with a certificate of Parent's Secretary certifying Parent's Articles of Incorporation and Bylaws.

            (d) Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal matters and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to the Company.

            (e) Legal Opinion. The Company shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to Parent, substantially in the form of Exhibit H hereto.

         9.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, and the Company shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

            (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the effect that as of the Closing Date:

                (i) all representations and warranties made by the Company under this Agreement are true and complete in all material respects; and

                (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

            (c) Secretary's Certificate. Parent shall have been provided with a certificate executed by the Company's Secretary certifying the Articles and Bylaws.

            (d) Financial Statements. The Company shall have delivered to Parent unaudited financial statements of the Company for the years ending September 30, 1998, 1997, 1996, and unaudited year-to-date financial statements, each prepared in accordance with GAAP.

            (e) Balance Sheet Audit. The Company shall have delivered to Parent an audited balance sheet for the period ended April 30, 1999.

            (f) Quarterly Revenues and Operating Income. The Company shall have delivered to Parent a statement of income indicating total revenues of at least $1,500,000 and operating income of at least $200,000 (exclusive of non-recurring one time charges that are agreed to in writing between the Company and the Parent) for the quarter ended June 30, 1999. Such income statement shall be acceptable to Parent, in its reasonable discretion.

            (g) Forecast. The Company shall have delivered to Parent a forecast statement of income for the quarter ending September 30, 1999 indicating total revenues of at least $1,800,000 and operating income of at least $300,000. Such forecast shall be acceptable to Parent, in its reasonable discretion.

            (h) Third Party Consents. Any and all consents, waivers and approvals required from third parties relating to the contracts, licenses, leases, and other agreements and instruments of the Company so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, the Company thereunder shall have been obtained.

            (i) Satisfactory Form of Legal and Accounting Matters. The form, scope, and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Parent's counsel, and the form, scope, and substance of all accounting matters (including the valuation of employee stock and option grants by the Company) shall be reasonably acceptable to Parent's accountants.

            (j) Legal Opinion. Parent shall have received a legal opinion from Graves, Dougherty, Hearon & Moody, Professional Corporation, legal counsel to the Company, in substantially the form of Exhibit I hereto.

            (k) Affiliate Agreement. Parent shall have received from each of the Company Affiliates of the Company an executed Affiliate Agreement which shall be in full force and effect.

            (l) Employment Agreements. The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

            (m) Noncompetition Agreements. The Non-competition Agreements shall have been duly executed and delivered and shall be in full force and effect.

            (n) Invention Assignment/Nondisclosure Agreement. Each employee of the Company shall have executed and delivered an Invention Assignment and Nondisclosure Agreement in a form satisfactory to Parent.

            (o) Due Diligence. Parent shall have completed all diligence with respect to intellectual property matters that it reasonably deems to be necessary.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Effective Time has not occurred by September 30, 1999 (provided that the right to terminate this Agreement under this clause 10.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger.

            (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 9.3(a) or 9.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 10.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

            (e) by Parent if for the quarter ended June 30, 1999, the Company has not provided satisfactory evidence, in Parent's reasonable discretion and on or before July 15, 1999, that its total revenues were at least $1,500,000 and its operating profits were at least $200,000 (exclusive of non-recurring one time charges that are agreed to in writing between the Company and the Parent).

            (f) by Parent if for the quarter ended September 30, 1999, the Company has not provided satisfactory evidence, in Parent's reasonable discretion and on or before July 31, 1999, that its reasonable forecast of revenues is at least $1,800,000 and operating profits are at least $300,000.

            (g)  by  the  Company  if  it is  not  in  material  breach  of  its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and as a result of such breach the conditions set forth in
Section 9.2(a) or 9.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 10.1(g) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         Where action is taken to terminate this Agreement pursuant to Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or stockholders, provided that
(i) the provisions of Section 6.3 (Confidentiality) and this Article X shall remain in full force and effect and survive any termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

         10.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company, and, in respect of matters under this Agreement that expressly relate to the Escrow Agent or Securityholder Agent, the Escrow Agent and the Securityholder Agent. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company Shareholders who receive more than two-thirds of the Parent Common issued or to be issued pursuant to Section 1.6, or by all of the Company Shareholders in the case of an amendment to Articles VII or VIII.

         10.4 Extension; Waiver. At any time prior to the Effective Time, Parent on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                                    GENERAL

         11.1 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

           (a)   if to Parent or the Escrow Agent, to:

                 Adept Technology, Inc.
                 150 Rose Orchard Way
                 San Jose, California 95134
                 Attn:  Brian R. Carlisle
                 Telephone:  (408) 432-0888
                 Facsimile:  (408) 434-6263

                 with a copy (which shall not constitute notice) to

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attn:  Robert P. Latta, Esq.
                 Telephone:  (650) 493-9300
                 Facsimile:  (650) 493-6811

           (b)   if to the Company, to:

                 BYE/OASIS Engineering, Inc.
                 2146 Bering Drive
                 San Jose, California 95131
                 Attn:  Donald R. Briner
                 Telephone:  (408) 232-3524
                 Facsimile:  (408) 955-9173
                 with a copy (which shall not constitute notice) to:

                 Graves, Dougherty, Hearon & Moody, a
                 Professional Corporation
                 515 Congress Avenue
                 Suite 2300
                 Austin, Texas  78701
                 Attn:  Karen J. Bartoletti, Esq.
                 Telephone:  (512) 480-5600
                 Facsimile:  (512) 478-1976

           (c)   if to the Shareholder Agent, to:

                 Donald R. Briner
                 2146 Bering Drive
                 San Jose, California 95131
                 Telephone:  (408) 232-3524
                 Facsimile:  (408) 955-9173

         11.2 Expenses. In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. In the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company. For purposes of this Agreement, the phrase "Third Party Expenses incurred by the Company" shall include all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by the Company in connection with the transactions contemplated by this Agreement (the existence of which would not otherwise violate any representation or warranty hereunder).

         11.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "to the knowledge of the Company" shall refer to the actual knowledge (after reasonable inquiry) of Donald R. Briner and Hal Stanley. The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.5 Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         11.9 Rules of Construction. The Company and Parent hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.10 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Parent, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement of Merger and Plan of Reorganization to be signed as of the date first written above.

ADEPT TECHNOLOGY, INC.                       BYE/OASIS ENGINEERING, INC.
a California Corporation                     a Texas Corporation


By: /s/ Brian R. Carlisle                 By: /s/ Donald R. Briner
    ---------------------------------         ----------------------------------
    Brian R. Carlisle                         Donald R. Briner
    Chairman and Chief Executive Officer      Chief Executive Officer


SECURITYHOLDER AGENT:
(as to the provisions of Article VII only)

By: /s/ Donald R. Briner
    ---------------------------------
    Donald R. Briner


ESCROW AGENT
(as to the provisions of Article VII only)
CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

By: /s/ James Nagy
    ---------------------------------

Name: James Nagy
      ---------------------------------

Title: Assistant Vice President
       ---------------------------------

            [Signature Page to Agreement and Plan of Reorganization]

                                    EXHIBIT A

                           FORM OF ARTICLES OF MERGER


         Pursuant  to the  provisions  of  Article  5.04 of the  Texas  Business
Corporation Act, BYE/OASIS Engineering, Inc. ("BYE/OASIS"), a business corporation organized under the laws of the State of Texas, and Adept
Technology, Inc. ("Adept"), a California corporation, hereby execute the following articles of merger, resulting in Adept being the surviving corporation.

         1. The names of the corporations participating in the merger and the State under the laws of which they are respectively organized are:

         NAME OF CORPORATION                              STATE OF INCORPORATION

         BYE/OASIS Engineering, Inc.                      :    Texas

         Adept Technology, Inc.                           :    California

         2. The number of outstanding shares of Adept is 8,679,917 shares of Common Stock. No approval of the shareholders of Adept is required.

         3. The number of outstanding shares of BYE/OASIS and the number of shares voting for and against the merger are:

         Common Stock Outstanding                         :    1,026,013

         For                                              :    1,026,013

         Against                                          :    0

         4. The laws of the State under which Adept is organized permit such merger.

         5. The approval of the Agreement and Plan of Reorganization by and among Adept Technology, Inc., BYE/OASIS Engineering, Inc., Donald R. Briner and Chase Manhattan Bank and Trust Company, N.A., was duly authorized by all action required by the law under which Adept Technology and BYE/OASIS Engineering, Inc. were incorporated or organized and by each of their constituent documents.

         6. The name of the surviving corporation is Adept Technology, Inc., a California corporation, and it is to be governed by the laws of the State of California, and BYE/OASIS shall cease to exist.

         7. Adept, the surviving corporation, will assume and be responsible for the payment of any fees and franchise taxes of BYE/OASIS.

         8. A copy of the resolutions approving the merger adopted by the Shareholders and Board of Directors of BYE/OASIS are attached hereto as Exhibit A and Exhibit B.

         9. The address of the surviving corporation's registered office and the jurisdiction under whose laws it is governed:

         Adept Technology, Inc.
         150 Rose Orchard Way
         San Jose, California  95134

         The surviving corporation will be governed by California law.

         10. The Articles of Incorporation of Adept shall be the Articles of Incorporation of the surviving corporation, and no amendments to such Articles of Incorporation are desired to be effected by the merger.

         11. An executed Agreement of Merger is on file at the principal place of business of the surviving foreign corporation, at the address set forth below:

         Adept Technology, Inc.
         150 Rose Orchard Way
         San Jose, California  95134

         12.  A copy  of the  Agreement  of  Merger  will  be  furnished  by the
surviving   corporation,   upon  written  request  and  without  cost,  to  each
shareholder of either corporation that is a party to the Agreement of Merger.

         DATED as of the 14th day of July, 1999.


                                            BYE/OASIS Engineering, Inc.,
                                            A Texas Corporation

                                            By:________________________________

                                            Title:_____________________________


                                            Adept Technology, Inc.,
                                            A California Corporation

                                            By:________________________________

                                            Title:_____________________________

                                    EXHIBIT B

                   FORM OF INVESTMENT REPRESENTATION STATEMENT



PURCHASER :

COMPANY :         ADEPT TECHNOLOGY, INC.

SECURITY :        COMMON STOCK

DATE :            July 14, 1999

         In connection with the purchase of the above-listed Securities, the undersigned Purchaser represents to Adept Technology, Inc. (the "Company") the following:

               (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (b) Purchaser acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

               (c) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one (1) year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.


               (d) Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

                                             Signature:________________________

                                             Print Name:_______________________

                                             Title:____________________________

                                             Date:_____________________________

                                    EXHIBIT D

                           FORM OF AFFILIATE AGREEMENT

         This AFFILIATE AGREEMENT (the "Agreement") is made and entered into as of July 14, 1999, between Adept Technology, Inc., a California corporation (the "Parent"), and the undersigned shareholder (the "Affiliate") of BYE/OASIS Engineering, Inc., a Texas corporation (the "Company").

                                    Recitals

         A. The Parent and the Company have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of June 28, 1999 pursuant to which the Company will merge with and into the Parent (the "Merger") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

         B. Pursuant to the Merger, at the Effective Time, each outstanding share of Company Common, including any shares owned by Affiliate, will be converted into the right to receive shares of Parent Common in accordance with the Merger Agreement;

         C. The execution and delivery of this Agreement by the Affiliate is a material inducement to Parent to enter into the Merger Agreement;

         D. The Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), as amended, provided that contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of the Company.

                                    Agreement

         NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         1. Investment Representation Statement. The Affiliate agrees to sign the form of Investment Representation Statement, attached as Exhibit A to this Agreement.

         2. Share Ownership. The Affiliate is the beneficial owner of that number of shares of Company Common (including shares issuable upon exercise of stock options and warrants) as set forth on the signature page hereto (the "Company Securities"). Except for the Company Securities, the Affiliate does not beneficially own any shares of Company Common or any other equity securities of the Company or any options, warrants, or other rights to acquire any equity securities of the Company.

         3. Covenants Related to Pooling of Interests. During the period beginning from the date hereof and ending on the third business day after the date that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities, or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, in its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Parent's prior written approval of such sale or disposition.

         4. Miscellaneous.

            (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

            (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without reference to the conflicts of law provisions thereof.

            (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

            (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as appropriate.

            (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement as of the date set forth on the first page of this Affiliate Agreement.

                                  ADEPT TECHNOLOGY, INC.


                                  By:_________________________________________
                                  Name:
                                  Title: President and Chief Executive Officer

                                  AFFILIATE


                                  ____________________________________________
                                  Name:
                                  Title:


                                  Company shares beneficially owned:

                                  _______________ shares of Common Stock


                                  Company shares subject to outstanding options:

                                  _______________ shares of Common Stock


                                  Company shares subject to outstanding options:

                                  ______________ shares of Common Stock







                   ***SIGNATURE PAGE TO AFFILIATE AGREEMENT***

                                    EXHIBIT E

                          FORM OF EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of July 14, 1999 (the "Effective Date"), by and between Adept Technology, a California corporation (the "Company"), and _______(the "Employee").

         WHEREAS, the Company has acquired BYE/OASIS Engineering, Inc. pursuant to an Agreement and Plan of Reorganization dated June 28, 1999 (the "Merger").

         WHEREAS, the Company desires to employ the Employee as of the Effective Date and the Employee desires to accept employment with the Company on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Employee agree as follows:

         1. Employment and Duties. During the Employment Period (as defined in paragraph 2 below), the Employee will serve as of the Company, reporting to __________. Employee will assume and discharge such responsibilities as are commensurate with such position and as ____________ may direct.

         2. At-Will Employment. Employment under this Agreement is for an unspecified duration that constitutes at-will employment that either Employee or the Company can terminate at any time, with or without cause and with or without notice.

         3. Place of Employment. The Employee's services shall be performed at the Company's principal Employee offices in ______________, California. The parties acknowledge, however, that the Employee may be required to travel in connection with the performance of his duties hereunder.

         4. Compensation Salary.

            (a) Base Salary. For all services to be rendered by the Employee pursuant to this Agreement, the Company agrees to pay the Employee during the Employment Period a base salary (the "Base Salary") at an annual rate of not less than $________. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

            (b) In addition to Base Salary, Employee may be entitled to participate in such incentive compensation plan which may be adopted by Company in its sole discretion. Employee understands that the adoption of any such plan, the eligibility and measurement criteria and all other terms shall be at the sole discretion of Company.

            (c) Severance.

                (i) Involuntary or Constructive Termination.

                    a) If the  Employee's  employment  terminates  within twelve
(12) months after the date of the Merger as a result of Involuntary or Constructive Termination other than for Cause, then the Employee shall be entitled to receive severance pay in an amount equal to six months of Base Salary.

                    b) If the Employee's employment terminates within twenty-four (24) months after the date of the Merger as a result of Involuntary or Constructive Termination other than for Cause, then the Employee shall be entitled to receive severance pay in an amount equal to four months of Base Salary.

                    c) If the Employee's employment terminates within thirty-six
(36) months after the date of the Merger as a result of Involuntary or Constructive Termination other than for Cause, then the Employee shall be entitled to receive severance pay in an amount equal to two months of Base Salary.

                    d) Any severance payments to which the Employee is entitled pursuant to this Section shall be paid in a lump sum within thirty (30) days of the Employee's termination.

                (ii) Voluntary Resignation. If the Employee voluntarily resigns from the Company (other than as an Involuntary or Constructive Termination described in subsection 4(d), then the Employee shall be entitled to receive severance and other benefits, if any, as may then be established under the Company's then existing benefit plans at the time of such termination.

                (iii)   Disability;   Death.  If  the  Company   terminates  the
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee or the Employee's estate, as the case may be, shall be entitled to receive severance and other benefits, if any, as may then be established under the Company's then existing benefit plans at the time of such termination.

                (iv) Termination for Cause. If the Company terminates the Employee's employment for Cause, then the Employee shall not be entitled to receive any severance or benefits.

            (d) Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                (i) Cause. "Cause" shall mean (i) any material act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee, intended to result in substantial personal enrichment of the Employee, and which affects the Company (ii) committing a felony or an act of fraud against the Company or its affiliates, (iii) acts by the Employee which constitute gross misconduct, are injurious to the Company, and (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

                (ii) Involuntary or Constructive Termination. "Involuntary or Constructive Termination" shall mean (i) without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is substantially inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; or (v) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid.

                (iii) Disability. "Disability" shall mean that the Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least six months after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

         5. Stock Option. Pursuant to Board approval and under the terms and conditions of the Company's ___ Stock Plan (including the stock vesting provisions contained therein), the Company shall grant an option to purchase _____ Shares of common stock of Company.

         6. Expenses. Company shall reimburse Employee for all reasonable expenses actually incurred or paid by Employee in the performance of services on behalf of the Company, upon prior authorization and approval in accordance with the Company's expense reimbursement policy as from time to time in effect.

         7. Other Benefits. During the Employment Period, the Employee shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Participation in any such plan shall be consistent with Employee's rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan.

         8. Vacations and Holidays. The Employee shall be entitled to ________ weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time.

         9. Other Activities. The Employee shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness.

         10. Proprietary Information. During the Employment Period and thereafter, the Employee shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Employee's employment with the Company, the Employee agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's form of Employee Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.

         11. Non-Solicit. The Employee covenants and agrees with the Company that during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Employee may then be connected.

         12. Right to Advice of Counsel. The Employee acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

         13. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within 5 days after the end of such 10-day period and the two arbitrators so selected shall select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

         14. Absence of Conflict. The Employee represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

         15. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the
parties  hereto  and  their  respective   personal
or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

         16. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employee:    _______
                                _______
                                _______

         If to the Company:     Adept Technology, Inc.
                                150 Rose Orchard Way
                                San Jose, CA 95134
                                Attn: ___________________________


         or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

         17. Integration. This Agreement and the Exhibit hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         18. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

         19. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         20. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

         21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

         22. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                                 ADEPT TECHNOLOGY, INC.

                                                 By:____________________________

                                                 Title:_________________________

                                                 Employee:


                                                 _______________________________

                                    EXHIBIT F

                        FORM OF NONCOMPETITION AGREEMENT


         This NONCOMPETITION Agreement is being executed and delivered as of July 14, 1999 by ________ (the "Key Employee") in favor of and for the benefit of Adept Technology, Inc., a California corporation ("Parent"), and BYE/OASIS Engineering, Inc., a Texas corporation (the "Company").

                                    RECITALS

         A. As an employee, shareholder and/or optionholder of the Company, Key Employee has obtained and will obtain extensive and valuable knowledge and information concerning the business of the Company (including confidential information relating to the Company and its operations, assets, contracts, customers, personnel, intellectual property, plans, procedures and prospects).

         B. Contemporaneously with the execution and delivery of this Noncompetition Agreement, the Company is entering into an Agreement of Merger and Plan of Reorganization with Parent and a subsidiary of Parent (the "Reorganization Agreement") pursuant to which the Company will be merged into the Parent (the "Merger").

         C. On the date of the closing of the Merger (the "Effective Date"), Key Employee will become an employee of Parent and, as such, will obtain extensive and valuable knowledge and information concerning the business of Parent (including confidential information relating to the Company and its operations, assets, contracts, customers, personnel, intellectual property, plans, procedures and prospects).

         D. In connection with the Merger (and as a condition to entering into the Reorganization Agreement and consummating the Merger), and to more fully secure unto Parent the benefits of the Merger, Parent has requested that Key Employee enter into this Noncompetition Agreement; and Key Employee is entering into this Noncompetition Agreement in order to induce Parent to enter into the Reorganization Agreement and consummate the Merger.

         E. Both Parent and the Company have conducted, are conducting and will continue to conduct their respective businesses on a worldwide basis.

                                    AGREEMENT

         In order to induce Parent to enter into the Reorganization Agreement and consummate the Merger, and in consideration of the issuance and delivery to Key Employee of shares of common stock of Parent pursuant to the Reorganization Agreement, Key Employee agrees as follows:

         1. ACKNOWLEDGMENTS BY KEY EMPLOYEE. Key Employee acknowledges that the promises and restrictive covenants that Key Employee is providing in this Noncompetition Agreement are reasonable and necessary to the protection of Parent's business and Parent's legitimate interests in its acquisition of the Company (including the Company's goodwill) pursuant to the Reorganization Agreement. Key Employee acknowledges that, in connection with the consummation of the Acquisition, all of the Key Employee's shares of stock of the Company will be exchanged for shares of common stock of Parent.

         2. NONCOMPETITION. During the Restriction Period (as defined below), Key Employee shall not (other than in connection with employment with the Company, Parent, any other subsidiary of Parent or their respective successors or assigns):

            (a) engage in any business that engages in flexible automation for material handling or contamination control in the semiconductor industry (collectively, "Restricted Businesses");

            (b)  be  or  become  an  officer,  director,   shareholder,   owner,
affiliate,  salesperson,   co-owner,  partner,  trustee,  promoter,  technician,
engineer, analyst, employee, agent, representative, supplier, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, any person or entity that competes in the market for the Restricted Businesses; or

            (c) provide any service (as an employee, consultant or otherwise), support, product or technology to any person or entity, if such service, support, product or technology involves or relates to the market for the Restricted Businesses;

provided, however, that nothing in this Section 2 shall prevent Key Employee from owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held company if (A) such shares are actively traded on an established national securities market or dealer quotation system in the United States and (B) Key Employee is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

         "Restriction Period" as used herein shall mean the period commencing on the Effective Date and ending on the date that is 36 months from the Effective Date.

         3. NONSOLICITATION. Key Employee further agrees that Key Employee will not:

            (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Key Employee's own behalf or on behalf of any other person or entity) during the Restricted Period any employee of the Company, Parent or any of Parent's subsidiaries to leave his or her employment with the Company, Parent or any of Parent's subsidiaries;

            (b) employ, or permit any entity over which Key Employee exercises voting control to employ, during the Restricted Period, any person who shall have terminated his or her employment with the Company, Parent or any of Parent's subsidiaries; or

            (c) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the Company, Parent or any of Parent's subsidiaries with any person or entity that is, was or is expected to become a customer or client of the Company, Parent or any of Parent's subsidiaries.

         4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between Key Employee, on the one hand, and the Company or Parent on the other.

         5. SPECIFIC PERFORMANCE. Each party agrees that in the event of any breach by the other parties of any covenant, obligation or other provision contained in this Noncompetition Agreement, each non-breaching party shall be entitled (in addition to any other remedy that may be available to it or them including but not limited to a claim for damages based on the stock consideration paid to Key Employee by Parent) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

         6. NON-EXCLUSIVITY. The rights and remedies of Parent, the Company, and Key Employee hereunder are not exclusive of or limited by any other rights or remedies which Parent, the Company, or Key Employee may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent, the Company, and Key Employee hereunder, and the obligations and liabilities of Key Employee, Parent, and Company hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like and under other agreements between the parties. This Noncompetition Agreement does not limit Key Employee's obligations or rights or the rights or obligations of Parent or the Company (or any affiliate of Parent or the Company) under the terms of any other agreement between Key Employee and Parent or the Company or any affiliate of Parent or the Company.

         7. NOTICES. Any notice or other communication required or permitted to be delivered to Key Employee, the Company or Parent under this Noncompetition Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice delivered in accordance with this Section 7):

                  if to Parent:                   Adept Technology, Inc.
                                                  150 Rose Orchard Way
                                                  San Jose, California 95134
                                                  Attn.:  Brian R. Carlisle
                                                  Facsimile No.:  (408) 434-6263
            if to Key Employee:

         8. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

         9. GOVERNING LAW. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10. WAIVER. No failure on the part of Parent or the Company or the Key Employee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent or the Company or the Key Employee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. None of Parent or the Company or the Key Employee shall be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

         12. FURTHER ASSURANCES. Key Employee shall execute and/or cause to be delivered to the Company and Parent such instruments and other documents and shall take such other actions as Company and Parent may reasonably request to effectuate the intent and purposes of this Noncompetition Agreement.

         13. ENTIRE AGREEMENT. This Noncompetition Agreement, the Employment Agreement, and the other agreements referred to herein set forth the entire understanding of Key Employee, the Company and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

         14. AMENDMENTS. This Noncompetition Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Key Employee.

         15. ASSIGNMENT. This Noncompetition Agreement and all obligations hereunder are personal to Key Employee and may not be transferred or assigned by Key Employee at any time. Parent may assign its rights under this Noncompetition Agreement to any entity in connection with any merger or sale or transfer of all or substantially all of Parent's assets.

         16. BINDING NATURE. Subject to Section 15, this Noncompetition Agreement will be binding upon Parent, the Company, the Key Employee and their respective representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of the Key Employee, Parent and the Company and their respective successors and assigns.



                  [Remainder of Page Intentionally Left Blank]

         In Witness Whereof, the undersigned has executed this Noncompetition Agreement as of the date first above written.

         "KEY EMPLOYEE"                      ___________________________________



         "PARENT"                            ADEPT TECHNOLOGY, INC.


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________


         "COMPANY"                           BYE/OASIS ENGINEERING, INC.


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                    EXHIBIT G

                             Escrow Fund Allocation

                                                               Number of Shares
             Name                                               Held in Escrow
             ----                                               --------------
Allen Survivors' Trust                                               3,084

Briner, Donald                                                          48

Briner, Donald & Suzanne                                            24,728

Briner, Suzanne                                                         48

Cox, Gregory E.                                                        992

Cox, Gregory E. & June N.                                               60

Crouzet-Pascal, Daniel                                                 263

Dellenbaugh, Alan                                                    8,421

Fode, Douglas                                                          526

Gause, Andrew                                                          855

Hughes, Randall & Martha                                             1,403

Laramore, Christopher & Heidi                                       11,929

Lathe Tool Works                                                       519

Rawlinson, Pete                                                        701

Riggen, Michael & Jo Ann Davenport                                   2,960

Riggen, Michael W. Sr.                                                 827

Rydman, Jeff                                                           701

Shand, Bruce P.                                                        175

Vaughan, Steven                                                         81

Weirtel, Lawrence & Nancy                                            1,250

Yeaman, Martin & Julianne                                           12,420
                                                                    ------
           TOTAL:                                                   71,991
                                                                    ======

                                    EXHIBIT H

                                    FORM OF
                  OPINION OF GRAVES, DOUGHERTY, HEARON & MOODY



                                  July 13, 1999


Adept Technology, Inc.
150 Rose Orchard Way
San Jose, California  95134

Ladies and Gentlemen:

         We have acted as counsel to BYE/Oasis Engineering, Inc. (the "Company") in connection with the transactions contemplated by that certain Agreement of Merger and Plan of Reorganization dated June 28, 1999 (the "Merger Agreement") between the Company and Adept Technology, Inc. ("Adept"). Except as otherwise indicated in this opinion letter, capitalized terms used in this opinion are set forth in the Merger Agreement or in the Accord (as defined below).

         This opinion letter is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The Law covered herein is limited to Texas law.

         Based upon the foregoing and upon our review of such matters of fact and law as we have deemed necessary in order to render this opinion, and subject to the qualifications hereinafter set forth, we advise you that in our opinion:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own its properties and to carry on its business as now conducted. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where failure to do so would not have a material adverse effect on the Company.

         2. The authorized capital stock of the Company consists of 10,000,000 shares of authorized Common Stock, no par value, 1,026,013 of which are issued and outstanding. The capitalization of the Company is as set forth on Schedule 2.2(a) of the Disclosure Schedule. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. Other than the Company Common Stock, the Company has no other capital stock authorized, issued or outstanding.

Adept Technology, Inc.
July 13, 1999
Page 2

         3. Other than may be set forth in the Merger Agreement or the Schedules thereto, there are, to our Actual Knowledge, no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. To our Actual Knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting stock of the Company, except proxies solicited in connection with the July 15, 1999 special shareholders' meeting.

         4. The Company has all requisite power and authority to enter into the Merger Agreement. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Merger Agreement and the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by the Company. We are of the view that, in an action or proceeding to enforce the Merger Agreement in a court of the State of Texas, in a properly presented and argued action or proceeding, a Texas court applying Texas conflict-of-law principles should, except with respect to matters described in Subsections 35.51(e) or (f) of the Texas Business and Commerce Code, enforce the governing law provision of the Merger Agreement, which provides that the Merger Agreement shall be governed by and construed in accordance with the laws of the State of California. However, if a Texas court were to hold that the Merger Agreement is governed by and to be construed in accordance with the laws of the State of Texas, the Merger Agreement would, under the laws of the State of Texas, constitute a valid, binding, and enforceable obligation of the Company, subject to the General Qualifications and the other matters hereinafter set forth.

         5. The execution and delivery by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby will not violate or result in a breach or default under (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, and of which we have Actual Knowledge, except as set forth in the Schedules to the Merger Agreement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation to the Company or its properties or assets.

         6.  Except  as set  forth in  Schedules  to the  Merger  Agreement,  no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or, to our Actual Knowledge, any third party is required by or with respect to the Company in connection with the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) filing of Articles of Merger with the appropriate state authorities in Texas and California

Adept Technology, Inc.
July 13, 1999
Page 3

and (iii) filing of appropriate documentation to effect the withdrawal or modification of the Company's qualification to do business in the states of Oregon and Massachusetts.

         7. There is no action, suit or proceeding of any nature pending or threatened against the Company or any of its properties or any of the Company's officers or directors which challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

Our  opinions   expressed   above  are  subject  to  the  following   additional
qualifications:

         I. Our opinions set forth in Paragraph 2 above regarding the issued and outstanding securities of the Company are based solely (as to factual matters) on a review of the minutes and stock records of the Company, including specifically the curative resolutions dated June 25, 1999 adopted by unanimous consent of the Board of Directors of the Company, and we have assumed the accuracy of the information therein contained. We have assumed that the consideration recited in such curative resolutions as having been paid for such securities was actually paid. We render no opinion as to the date of issuance of any security of the Company.

         II. The opinion expressed in Paragraph 4 above, insofar as it deals with the law governing the Merger Agreement, is a based on our interpretation of the plain language of Section 35.51 of the Texas Business and Commerce Code. We are not aware of any reported decision of any Texas court that interprets
Section 35.51. Therefore, we cannot be certain of the manner in which Texas courts would interpret that section.

         III. In addition to the General Qualifications, our opinion as to enforceability set forth in Paragraph 4 above is subject to additional limitations imposed by reason of generally applicable public policy principles and considerations.

         IV. We render no opinion as to the enforceability of (i) indemnity provisions which provide for the indemnification of a party in the event of that party's own negligence and (ii) provisions that purport to waive or restrict access to legal or equitable remedies or which purport to establish evidentiary standards or to affect the right to trial by jury or jurisdiction as to court.

Adept Technology, Inc.
July 13, 1999
Page 4



         This opinion letter may be relied upon by you only in connection with the Merger Agreement and the transactions contemplated therein and may not be used or relied upon by you or any other person for any other purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                        Very truly yours,

                                        Graves, Dougherty, Hearon & Moody,
                                        A Professional Corporation

                                        By:_____________________________________
                                                 Karen J. Bartoletti

                                   EXHIBIT I

                            FORM OF LEGAL OPINION OF
                        WILSON SONSINI GOODRICH & ROSATI
                 P R O F E S S I O N A L   C O R P O R A T I O N

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM



                                  July 14, 1999


BYE/OASIS Engineering, Inc. and the
Shareholders of BYE/OASIS Engineering, Inc.
2146 Bering Drive
San Jose, CA 95131

Ladies and Gentlemen:

         We have acted as counsel to Adept Technology, Inc., a California corporation ("Adept"), in connection with the merger (the "Merger") of BYE/OASIS Engineering, Inc., a Texas corporation ("BYE/OASIS") with and into Adept, pursuant to the Agreement and Plan of Reorganization dated as of June 28, 1999 among Adept and BYE/OASIS (the "Agreement"). This opinion is furnished to you pursuant to Section 9.2(e) of the Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Agreement.

         We have acted as counsel for Adept in connection with the negotiation of the Agreement and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. We have relied on the accuracy of the representations and warranties as to factual matters by all of the parties contained in or made pursuant to the Agreement as well as the truth and accuracy of all of the representations and warranties as to factual matters made by Adept or officers of Adept in connection with the Merger and this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Adept where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expressions "to our knowledge," or "known to us," or similar language with reference to matters of fact means that, after an examination of documents made available to us by Adept, and after inquiries of officers of Adept, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact

BYE/OASIS Engineering, Inc. and the
Shareholders of BYE/OASIS Engineering, Inc.
July 14, 1999
Page 2


refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Adept solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Adept or the rendering of the opinions set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreement and we assume that the representations and warranties made by you in the Agreement and pursuant thereto are true and correct.

         The opinions hereinafter expressed are subject to the following qualifications:

         A. We express no opinion as to the effect of rules of law governing specific performance, ]injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

         B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors;

         C. We express no opinion as to the enforceability of the indemnification and arbitration provisions of the Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

         D. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities;

         E. We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Agreement;

         F. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California.

         Based upon and subject to the foregoing, and as except as set forth in the Agreement, we are of the opinion that:

         1. Adept is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Adept has the corporate power to own its properties and to carry on its business as now conducted. Adept is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned,

BYE/OASIS Engineering, Inc. and the
Shareholders of BYE/OASIS Engineering, Inc.
July 14, 1999
Page 3


leased  or  operated  by  it  or  the  nature  of  its  activities   makes  such
qualification or licensing necessary, except where failure to do so would not have a material adverse effect on Adept.

         2. Adept has all requisite power and authority to enter into the Agreement and Plan of Reorganization ("Merger Agreement") and any Related Agreements (as defined below) to which Adept is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and any Related Agreements to which Adept is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Adept, and no further action is required on the part of Adept to authorize the Merger Agreement, any Related Agreements to which it is a party and the transactions contemplated thereby. The Merger Agreement and the Related Agreements to which Adept is a party have been duly executed and delivered by Adept, and, assuming due authorization, execution and delivery by Adept, constitute the valid and binding obligation of Adept, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. For purposes of this opinion, the term "Related Agreements" shall mean the Registration Rights Agreement, the Escrow Agreement, the Noncompetition Agreements and the Affiliate Agreements.

         3. The execution and delivery by Adept of the Merger Agreement and any Related Agreement to which Adept is a party and the consummation of the transactions contemplated thereby will not violate or result in a breach or default under (i) any provision of the Articles of Incorporation and Bylaws of Adept, (ii) to our knowledge, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Adept or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Adept or its properties or assets.

         4. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, is required by or with respect to Adept in connection with the execution and delivery of the Merger Agreement and any Related Agreement to which Adept, is a party or the consummation of the transactions contemplated thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby.

         5. There is no action, suit or proceeding of any nature pending or, to our knowledge, threatened against Adept, or any of their respective properties or any of Adept's officers or directors which challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

BYE/OASIS Engineering, Inc. and the
Shareholders of BYE/OASIS Engineering, Inc.
July 14, 1999
Page 4


         This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.



                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation